Exhibit 99.1
Alseres Pharmaceuticals, Inc. Receives Notice of Non-Compliance with Continued Listing Requirements
Hopkinton, MA — January 12, 2009 — Alseres Pharmaceuticals, Inc. today announced that on January 8, 2009, it received notice from the NASDAQ Stock Market (“NASDAQ”) that for the last 10 consecutive trading days, the market value of its listed securities has been below the minimum $35 million requirement for continued inclusion under NASDAQ Marketplace 4310(c)(3)(B). Furthermore, NASDAQ stated that the Company does not comply with NASDAQ Marketplace Rule 4310(c)(3)(A) or 4310(c)(3)(C), which requires the Company to have either minimum stockholders’ equity of $2.5 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.
In accordance with NASDAQ Marketplace Rule 4310(c)(8)(C), the Company was provided thirty calendar days, or until February 9, 2009 (the “Compliance Period”), to regain compliance. This requires, at a minimum, that the market value of listed securities of the Company’s common stock remain $35,000,000 or more for a minimum of 10 consecutive business days at anytime prior to February 9, 2009.
If the Company does not regain compliance within the Compliance Period, NASDAQ will provide the Company with written notification that the Company’s common stock will be delisted from the NASDAQ Capital Market. At that time, the Company may appeal the determination by the NASDAQ Staff to delist its common stock to a Listing Qualifications Panel. The Company is currently considering actions that may allow it to regain compliance with the NASDAQ continued listing standards and maintain its NASDAQ listing. There is no assurance that the Company will be able to take any of these actions or that any of the actions will be sufficient to allow the Company’s NASDAQ listing to continue or for how long such listing will continue. If the Company is unsuccessful in maintaining its NASDAQ listing, then the Company may pursue listing and trading of the Company’s common stock on the Over-The-Counter Bulletin Board or another securities exchange or association with different listing standards than NASDAQ.
About Alseres Pharmaceuticals, Inc.
Alseres Pharmaceuticals, Inc. (ALSE) is engaged in the development of therapeutic and diagnostic products primarily for disorders in the central nervous system (CNS). The Company maintains a world-class intellectual property position in the field of regenerative therapeutics. The Company’s energy and focus is reflected in several important initiatives. Cethrin, a recombinant-protein-based drug designed to promote nerve repair after acute spinal cord injury, demonstrated positive interim results in a Phase I/IIa clinical trial. The Company’s research and pre-clinical programs include, Inosine for the treatment of spinal cord injury and stroke, Oncomodulin for the treatment of ocular injury and disease and research programs directed at a number of regenerative therapies including bone repair. The Company has a robust molecular imaging development program targeting diagnosis of Parkinson’s disease and potentially dementia. The Company’s lead molecular imaging product candidate is Altropane which is in Phase III clinical trials for the diagnosis of Parkinsonian Syndromes including Parkinson’s Disease. The Company has research collaborations with Harvard Medical School and Children’s Hospital Boston.

Forward-Looking Statements
The foregoing release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Alseres’ future expectations, beliefs, intentions, goals, strategies, plans or prospects regarding the future, including the Company’s ability to obtain financing, the development and commercialization of Altropane and Cethrin, the prospects of the Company’s CNS and regenerative therapeutics programs, the Company’s strategies to develop and commercialize axon regeneration technologies and the breadth of the Company’s technologies and intellectual property portfolio. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by Alseres from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Alseres is providing the information in this press release as of this date and assumes no obligations to update the information in this press release.
Alseres, Cethrin and Altropane are registered trademarks of Alseres Pharmaceuticals, Inc.
Contact:
Sharon Correia — 508-497-2360 ext. 224
Alseres Pharmaceuticals, Inc.
scorreia@alseres.com
SOURCE: Alseres Pharmaceuticals, Inc.
http://www.alseres.com/